HOMEOWNERS OF AMERICA HOLDING CORPORATION

2005 MANAGEMENT INCENTIVE PLAN

Homeowners of America Holding Corporation, a Delaware corporation (the “Company”), hereby establishes the Homeowners of America Holding Corporation 2005 Management Incentive Plan (the “Plan”), effective as of November 8, 2005, subject to stockholder approval.

1. Purpose. The purpose of the Plan is to enable the Company to obtain and retain the services of selected persons considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Common Stock of the Company through stock options, including options intended to qualify as “incentive stock options” under Section 422 of the Code.

2. Definitions. In addition to terms elsewhere defined in the Plan, the following terms will have the following meanings when used with initial capital letters:

(a) “Board”: the Board of Directors of the Company.

(b) “Certificate”: the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, and as further amended from time to time.

(c) “Code”: the Internal Revenue Code of 1986, as in effect from time to time.

(d) “Committee”: the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Paragraph 10, the Board.

(e) “Common Stock”: the common stock, par value $.0001 per share, of the Company.

(f) “Date of Grant”: the date specified by the Committee on which a grant of Stock Options will become effective..

(g) “Incentive Stock Option”: a Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(h) “Management Objectives”: the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Option granted to a Participant under the Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of a division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Stock Option is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will, unless determined otherwise by the Committee, be determined without regard to the effect on such Management Objectives of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity. The Management Objectives established by the Committee for any Performance Period under the Plan may consist of one or more of the following:

(i) gross profits and/or growth in gross profits in relation to target objectives;

(ii) pre-tax profit and revenue and/or growth in pre-tax profit and revenue in relation to target objectives;

(iii) earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(iv) operating cash flow and/or growth in operating cash flow in relation to target objectives;

(v) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(vi) revenue and/or growth in revenue in relation to target objectives;

(vii) total stockholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

(viii) return on invested capital in relation to target objectives;

(ix) return on stockholder equity in relation to target objectives; or

(x) return on assets in relation to target objectives.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the. Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Option under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement, in each such case to the extent it would cause such a result.

(i) “Market Value Per Share”: at any date, (i) the volume weighted average sales price (regular way) of the Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on that date, or, if shares were not traded on that date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (A) the volume weighted average sales price (regular way) (if the Common Stock is then listed as a National Market Issue under the NASDAQ National Market System) or (B) the mean between the closing representative bid and asked prices (in all cases) for the Common Stock on that date as reported by NASDAQ or such successor trading system; or (iii) if the Common Stock is not traded in any market or quoted on NASDAQ, the fair market value of a share of Common Stock established by the Board.

(j) “Option Price”: the purchase price per share payable on exercise of a Stock Option.

(k) “Participant”: a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer, a non-employee member of the Board or the board of directors of any Subsidiary, a consultant or other independent advisor who provides services to the Company (or any Subsidiary) or a key employee of the Company or any Subsidiary.

(l) “Performance Period”: a period of time within which the Management Objectives relating to a Stock Option are to be measured. The Performance Period will be established by the Committee at the time the Stock Option is granted.

(m) “Qualified Public Offering”: a firm commitment underwritten public offering registered under the Securities Act covering the offer and sale by the Company of its Common Stock (a) in which (i) the aggregate proceeds to the Company equal or exceed $50,000,000, net of underwriting discounts, commissions, and fees, and (ii) the price per share of such Common Stock equals or exceeds $5.00, and (b) that results in the securities so offered being listed on a national securities exchange or quoted on the NASDAQ.

(n) “Rule 16b-3”: Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

(o) “Securities Act”: the Securities Act of 1933, as amended.

(p) “Stock Purchase Agreement”: the Stock Purchase Agreement, dated as of November 11, 2005, by and among the Company, Spencer W. Tucker, and the entities listed on Schedule A thereto.

(q) “Stockholders’ Agreement”: that certain Stockholders’ Agreement dated as of November 11, 2005, by and among the Company, the investors listed on Schedule A thereto, and the holders of the Common Stock listed on Schedule B thereto, as amended and in effect from time to time.

(r) “Stock Option”: the right to purchase one or more shares of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

(s) “Subsidiary”: means (i) any corporation, of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof or (ii) any limited liability company, partnership, association or other business entity, of which a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes of this definition, the Company will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if the Company will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or is or controls the managing member or general partner of such limited liability company, partnership, association or other business entity.

3. Shares Available Under Plan. Subject to adjustment as provided in Paragraph 7, the shares of Common Stock that may be issued or transferred and covered by outstanding Stock Options granted under the Plan (including Incentive Stock Options) will not exceed in the aggregate 315,790 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Any shares of Common Stock that are subject to Stock Options that expire or are canceled without having been fully exercised will again be available for issuance under the Plan. Upon payment by the Company in cash of the benefit provided by any Stock Option granted under the Plan, any shares that were covered by that Stock Option will again be available for issuance or transfer under the Plan.

4. Stock Options for Participants. The Committee may from time to time authorize grants to any Participant of Stock Options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Paragraph 4. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will be evidenced by a written award agreement, which will be executed on behalf of the Company by an authorized officer of the Company and which will contain such terms and conditions as determined by the Committee, consistent with the Plan.

(b) Each grant will specify the number of shares of Common Stock to which it pertains.

(c) Each grant will specify the Option Price, which will not be less than 100% of the Market Value Per Share on the Date of Grant.

(d) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company Of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value Per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value Per Share on the date of exercise equal to the aggregate Option Price, or (iv) by a combination of such methods of payment; provided that the payment methods described in clauses (ii), (iii) and (iv) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.

(e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(f) Successive grants may be made to the same. Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

(g) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable, and may include such other conditions as the Committee deems appropriate.

(h) Any grant may specify the Management Objectives, if any, that must be achieved as a condition to the exercise of the Stock Options.

(i) Any grant may provide for the earlier exercise of the Stock Options in the event of a change in control of the Company or other similar transaction or event.

(j) Stock Options granted under this Paragraph 4 may be Incentive Stock Options, options that are not intended to be Incentive Stock Options, or combinations of the foregoing. Incentive Stock Options may be granted only to individuals who are employees of the Company _or a Subsidiary. The aggregate number of shares of Common Stock issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 315,790 shares.

(k) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(l) No Stock Option will be exercisable more than 10 years from the Date of Grant.

(m) If a Participant terminates employment by reason of permanent disability (as determined by the Committee) or death, the vested portion of the Participant’s Stock Options may be exercised for a period of 180 days after the date of termination of employment and to the extent not previously exercised will expire on the first anniversary of the date the Participant terminates employment. The nonvested portion of the Participant’s Stock Options will be forfeited upon the Participant’s termination of employment.

(n) If the employment of a Participant is terminated for other than cause, as determined-by the Committee in its sole discretion, the vested portion of the Participant’s Stock Options may be exercised for a period of 90 days after the date of termination of employment and to the extent not previously exercised will expire 90 after the date of the termination of employment. The nonvested portion of the Participant’s Stock Options will be forfeited upon the Participant’s termination of employment.

(o) If a Participant terminates employment other than as set forth in Paragraphs 4(m) and 4(n), the Participant’s Stock Options will expire immediately and all nexercised Stock Options will be forfeited on the date of the Participant’s termination of employment.

(p) For purposes of any provision in the Plan or a stock option agreement relating to the effect on a Stock Option of a Participant’s ceasing to perform services for the Company or any Subsidiary, a termination of employment or other separation from service will occur when the Participant permanently ceases to perform services for the Company and all Subsidiaries or when the entity for which the Participant is performing services ceases to be a Subsidiary, unless the Participant immediately becomes employed by the Company or another Subsidiary.

5. Transferability.

(a) Except as otherwise provided in the Stockholders’ Agreement or the agreement evidencing a Participant’s award of Stock Options, (i) no Stock Option will be transferable by the Participant other than by will or the laws of descent and distribution, and then only in accordance with the Stockholders’ Agreement, and (ii) no Stock Option granted to the Participant will be exercisable during the Participant’s lifetime by any person other than the Participant, or such person’s guardian or legal representative.

(b) All of the Stock Options issued under the Plan and all shares of Common Stock issued pursuant to the exercise of a Stock Option will be subject to the terms and restrictions of (including restrictions on transfer), and entitled to the benefits under, the Stockholders’ Agreement, and the Participant will as a condition to the effectiveness of a grant of Stock Options under the Plan, execute and deliver to the Company documentation necessary for the Participant to become a party to the Stockholders’ Agreement. In the event of a conflict between the terms of the Plan and the Stockholders’ Agreement, the terms of the Stockholders’ Agreement will govern.

6. Company’s Repurchase Right.

(a) Subject to the terms of this Paragraph 6 and the Stockholders’ Agreement, upon the occurrence of any Repurchase Event (as defined herein) the Company will have the right to repurchase all or any vested and unexercised Stock Options and all or any portion of the shares. of Common Stock issued to such Participant upon the exercise of a Stock Option (the “Option Shares”). The repurchase right may be exercised by the Company at any time following the date of a Repurchase Event by giving the holder of the Stock Options and the Option Shares written notice of its intention to exercise such right. Unless otherwise provided in the Stockholders’ Agreement, the purchase price for each Stock Option will be the Market Value Per Share less the exercise price of the relevant Stock Option, and the purchase price per Option Share will be the Market Value Per Share on the date of such notice.

(b) Within 30 days following the date of delivery by the Company of a written notice of its election to exercise its repurchase right pursuant to this Paragraph 6, the Company will pay to the Participant or other holder of the Stock Options or Option Shares the full amount of the purchase price in cash, and the Participant or holder will deliver to the Company the evidence of the award of the Stock Option or the stock certificate or certificates representing the Option Shares being purchased, in each case duly endorsed and free and clear of any and all liens, charges and encumbrances.

(c) For purposes of the Plan, “Repurchase Event” means (i) the termination of the Participant’s employment with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation death, disability, retirement, discharge or resignation for any reason, whether voluntary or involuntary; (ii) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Participant or other holder of the Stock Options or Option Shares; (iii) the Participant or other holder of Stock Options or Option Shares being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date; or (iv) the Participant or other holder of the Stock Options or Option Shares being subject to a transfer by operation of law.

(d) If any change in the Common Stock of the Company occurs as a result of any transaction or event described in Paragraph 7, the restrictions contained in this Paragraph 6 will apply with equal force to additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, Stock Options or Option Shares.

(e) If the Participant or holder fails or refuses to deliver on a timely basis duly endorsed awards evidencing Stock Options or certificates representing Option Shares purchased by the Company pursuant to this Paragraph 6, the Company will have the right to deposit the purchase price for such Stock Options and Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant or holder, whereupon (i) such Stock Options and Option Shares will be deemed to have been purchased by the Company and (ii) the Company shall make an appropriate notation on its books and records reflecting such repurchase and may place stop-transfer or similar instructions with respect to such Stock Options and Option Shares with any transfer agent for the Common Stock. All such monies will be held by the bank or trust company for the benefit of the Participant or holder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit will be repaid by the bank or trust company to the Company on demand and become general funds of the Company, and the Participant or holder will thereafter look only to the Company for payment.

(f) The repurchase right of the Company set forth above will remain in effect until the closing of a Qualified Public Offering, and will be binding upon any transferee of Stock Options and Option Shares. The Company may place a legend on any award evidencing Stock Options or certificate for Option Shares, delivered to the Participant reflecting the repurchase rights provided in the Plan.

7. Adjustments. The Committee will make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 and Paragraph 4, in the numbers of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to maintain the intent of the Plan or to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Stock Options under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Stock Options so replaced.

8. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

9. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan (including as a result of the repurchase or exercise of any Stock Option), and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock (valued at the Market Value Per Share at such time) that would otherwise be transferred to the Participant or such other person in payment of the aggregate Option Price. In no event, however, will shares of Common Stock be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.

10. Administration of the Plan.

(a) Following the Company’s initial registration of Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, unless the Board determines otherwise, the Committee will consist of two or more directors appointed by the Board, all of whom will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time, and its size and members will otherwise satisfy applicable requirements of any exchange or market system upon which shares of Common Stock are listed or admitted to trading. Appointment of Committee members will be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee will be filled by the Board.

(b) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option, and to determine whether a Participant’s termination of employment resulted from discharge for cause or any other reason. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

(c) The Committee will act by a majority of the votes of its members in office and the Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by directors constituting a voting majority of the Committee.

(d) If the administration of the Plan is assumed by the Board pursuant to Section 10(b), the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.

11. Other Provisions.

(a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or any other exchange or market system upon which shares of Common Stock are listed or quoted or admitted to trading), Rule 16b-3 or Section 162(m) of the Code.

(b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of each class of stockholders of the Company. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of each class of the stockholders of the Company. This Paragraph 11(b) is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Paragraph 7.

(c) The Committee may also permit Participants to elect to defer the issuance of Common Stock under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d) The Plan will terminate automatically 10 years after its adoption by the Board and may be terminated at any earlier time by the majority approval of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

(e) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Stock Option intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

(g) The Plan, all awards and all actions taken under the Plan and the awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

[Signature Page Follows]

As adopted by the Board and Company’s stockholders as of the date first set forth above.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:
Spencer W. Tucker
President

[Signature Page To The Management Incentive Plan]